EXHIBIT 15.1

July 20, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:	Registration Statement on Form S-8 of JPMorgan Chase & Co. filed July 20, 2011

Commissioners:

We are aware that our report dated May 6, 2011 on our review of the consolidated balance sheet of JPMorgan Chase & Co. and its subsidiaries (the “Firm”) as of March 31, 2011, and the related consolidated statements of income for the three-month periods ended March 31, 2011 and March 31, 2010, and the consolidated statements of cash flows and consolidated statements of changes in stockholders’ equity and comprehensive income for the three-month periods ended March 31, 2011 and March 31, 2010, included in the Firm’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933, such report should not be considered a part of such registration statements, and is not a report within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

/s/ PricewaterhouseCoopers LLP